Q2 2022Stockholder Letter

To Our Fellow Stockholders

TrueCar+ update. We continued to make strong progress with TrueCar+ during the second quarter, adding and curating dealers and inventory to deliver a world class shopping experience to consumers. Through the end of June, our TrueCar+ marketplace included more than 80 Florida dealers and more than 7,000 new, certified pre-owned, and used vehicles.

Since May, we have been building awareness with consumers and steadily exposing our Florida-based traffic to TrueCar+. Consumers exposed to TrueCar+ still account for less than 10% of our total Florida traffic, but early insights into our middle funnel from this traffic showed that during June, on average, more than 260 orders were placed through TrueCar+ each week.[1] On a cumulative basis, consumers have placed approximately 3,300 orders for vehicles through TrueCar+.

Each of these orders represents a consumer using the TrueCar+ experience that has selected a vehicle and completed the deal building process. This process includes a trade valuation, if they have one, and a monthly payment calculation when considering a lease or loan. The consumer then either starts a credit application in connection with a credit purchase, or enters their credit card information in connection with a cash purchase.

Increasing Consumers' Exposure to TrueCar+


TrueCar+
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From the Dealer to Your Door
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[1] We define a TrueCar+ "order placed" as an instance when a consumer using the TrueCar+ product either: (1) starts a credit application in connection with a prospective credit purchase; or (2) enters the consumer's credit card information in connection with a prospective cash purchase.

TrueCar Q2 2022 | Stockholder letter 2

In light of the work that remains to be done in completing the TrueCar+ product roadmap, and for it to become fully transactional, we are still defining the appropriate methodology to better understand which orders placed by TrueCar+ users have converted into sales at our participating dealers. However, we find these early mid-funnel trends to be very encouraging and believe that TrueCar+ is resonating with consumers.

Looking ahead, we have a robust near-term product roadmap for TrueCar+ as we continue to bring more of the auto buying and selling process online and draw closer to delivering a transactional automotive marketplace. Our focus over the second half of 2022 and subsequently, is to enable critical features for both sides of our two-sided marketplace. For consumers, we plan to enhance our credit application experience and give them the ability to explore financing options and discover vehicles that align with their budgets. We are also working to integrate TrueCar+ with our core offering with the aim of providing a seamless experience through which consumers can easily discover TrueCar+ inventory. This will also help drive efficiencies in our customer acquisition spending.

Helping Consumers Discover TrueCar+ Inventory



Buy The Car You Want From Home
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39
FORWARD COLLISION ALERT, BACK-UP CAMERA
2020 Nissan Altima
Used · 2.5 S FWD
List Price
$18,978
Excellent Price
$1,613 (8.5%) below avg. list price
Est. Monthly Payment
Mileage
Buy Online
Get Your TruePrice
AA
truecar.com

For dealers, we plan to enhance our communication tools and streamline the onboarding process. Other planned enhancements will offer dealers greater customization for VIN-level protection products and enable them to sell aftermarket accessories, thereby capturing more revenue streams through TrueCar+. We also plan to make required documents available through TrueCar+, making it a truly transactional marketplace. Through all of these efforts, we are laying the groundwork for the expansion of TrueCar+ beyond Florida.

TrueCar Q2 2022 | Stockholder letter 3

Q2 2022 | Stockholder letter 4 Acquisition of Digital Motors. We completed the acquisition of Digital Motors Corporation, an automotive retail and fintech platform at the end of May. Through this acquisition, we gained a team with considerable experience in building automotive ecommerce and fintech solutions, which will be critical as we shift to an ecommerce focus with TrueCar+. We expect Digital Motors to help accelerate our product roadmap for TrueCar+ in the areas like credit application and dealer configuration, as well as consumer check-out and contracting experiences; our combined product and technology teams are already working closely together. TrueCar recently gave our dealers the ability to offer VIN-based protection products to consumers, powered by a Digital Motors API. The Digital Motors platform has the ability to quickly be themed and deployed for many combinations of dealers, vehicles, and inventory. We believe this will allow us to accelerate development efforts with OEMs, dealers, lenders and other consumer product providers, to help us to target and attract more of them to the TrueCar+ ecosystem over time. Distance Retailing launched across the country. After successful pilots in Texas and Florida with our partner, ACERTUS, we recently expanded the availability of our Distance Retailing program to TrueCar Certified Dealers across the continental United States. This service gives dealers who enroll the ability to market their used inventory beyond their local area and to offer the convenience of home delivery to their customers. The availability of Distance Retailing to other dealers across the continental United States is an important precursor to our plans to expand our TrueCar+ marketplace beyond Florida. Enhancing partner programs. During the second quarter, we continued to add value to affinity partners’ auto buying programs with the rollout of Sell Your Car. Early response to the new offering has been favorable with traffic rising 80% quarter over quarter and 300% year over year when compared to our legacy trade offering. In addition to this, we plan to start rolling out TrueCar+ across an initial group of partners during the third quarter. This will allow us to expose high-quality traffic from our partners to TrueCar+ in addition to that of TrueCar.com. Many of our largest partners have expressed excitement about being part of TrueCar+ in the near future.

Q2 2022 | Stockholder letter 5 Michael Darrow President and Chief Executive Officer Jantoon Reigersman Chief Financial Officer and Chief Operating Officer In closing, we’ve made a great deal of progress with TrueCar+ in a fairly short period of time. Our entire organization is focused on delivering a great experience for both dealers and consumers as we gear up to expand TrueCar+ beyond the State of Florida in the second half of 2022. We continue to believe that TrueCar+ will be a key driver of future growth and monetization opportunities for our company, although we do not expect it to have a material impact on revenue in 2022. We are managing our business prudently in a challenging macro environment that has not improved materially from the previous quarter. Our organization is lean and we have sought to be as efficient as possible while making investments in product, technology, and marketing to support TrueCar+. During the second half of 2022, we expect to increase our investments in marketing and brand awareness from levels seen during the first half, in order to support TrueCar+. We have been opportunistic with share repurchases and with tuck-in M&A intended to accelerate our product roadmap and help us gain key capabilities. We will continue to be thoughtful when deploying capital. In the current environment, our balance sheet remains a tremendous advantage and provides us with the flexibility needed to deliver TrueCar+ and the unique car buying and selling experience we expect it will offer.

Technology and Product Updates

We continued to introduce and test new capabilities to strengthen our core offering and TrueCar+ during the second quarter. The investments made and those planned in upcoming quarters are expanding our product portfolio, delivering a great experience for consumers and dealers and helping to bring more of the car buying and selling process online.

Distance Retailing expanded. Distance Retailing is now available to any of our TrueCar Certified Dealers across the continental United States. The service offers dealers the ability to market their used inventory beyond their local area to across their state or region and to ship the vehicle to a consumer's home. Vehicles available for home delivery on our platform will display a home delivery badge and a delivery price that is dynamically calculated based on the zip code provided. Dealers will also have access to software tools that help them schedule and track delivery, enabling them to provide a positive experience to their customers. Consumers will benefit from access to a wider selection of available used vehicles that can be shipped to them directly and from the visibility into the status of their pending delivery. Early dealer response to the launch of this service has been strong across both current dealers and dealer prospects who are not currently part of TrueCar's Certified Dealer network.



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Distance
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2018 Porsche Macan
AWD
Excellent Price
$1,452 off avg. list price
$43,998
45,452 miles
608 mi - Lancaster, PA
$299 shipping fee to store nearest you (Oak Lawn, IL)
White exterior, Black interior
2 accidents, 2 Owners, Personal use
MPG: 20-25, Engine: 2.0L Inline-4 Gas Turbocharged, Transmission: Automatic, AWD
VIN: WP1AA2A51JLB07872
2016 Mazda CX-5
2016.5 Grand Touring AWD Automatic
Fair Price
$66 above avg. list price
$21,998
94,338 miles
608 mi - Lancaster, PA
$299 shipping fee to store nearest you (Oak Lawn, IL)
Black exterior, Black interior
No accidents, 2 Owners, Personal use
MPG: 24-30, Engine: 2.5L Inline-4 Gas, Transmission: Automatic, AWD
VIN: JM3KE4DY2G0808191
2015 Buick Encore
FWD
Great Price
$133 off avg. list price
$18,998
50,505 miles
608 mi - Lancaster, PA
$299 shipping fee to store nearest you (Oak Lawn, IL)
Gray exterior, Black interior
No accidents, 2 Owners, Personal use
MPG: 25-33, Engine: 1.4L Inline-4 Gas Turbocharged, Transmission: Automatic, FWD
VIN: KL4CJASB5FB156301

TrueCar Q2 2022 | Stockholder letter 6

Communication tools. We're bringing conversational commerce to TrueCar+ dealers with the recent introduction of easy-to-use chat tools at select dealers. These tools will allow consumers to connect with dealers and discuss their vehicle. We plan to continue to enhance our communication tools as part of our future roadmap, and to provide additional tools for dealers as they support consumers through their online journey.


Consumer Chat
Dealer Chat
You're One Step Closer to Buying Your Car!
Rydell Mazda
Sure thing Michelle! I can send one over momentarily. I think you'll like the interior- it's the style you want, and no blemishes.
Michelle_interior.mov
Once the dealer has accepted your reservation, you'll be able to begin completing your purchase in the comfort of your home.
Michelle Dyson
Hello Sales Team! I am hoping that you can help me out with something. I wish to see the interior of the vehicle. Is there a chance you can send over a video? Thanks!
Michelle
Sure thing Michelle! I can send one over momentarily. Just a heads up, due to file size you will have to log in to your TrueCar account in order to view it.
Michelle_interior.mov
Type a message

Helping dealers capture revenue streams. We recently introduced the ability for dealers to offer VIN-based protection products to consumers, and have further enhanced the offering so most protection products are even more configurable and customizable. As part of our future roadmap, we also plan to enable dealers to offer aftermarket accessories directly to consumers through TrueCar+, thus allowing them to capture another important revenue stream within our marketplace.

Near-term Roadmap. As part of our continued drive to deliver a transaction-enabled digital marketplace, we plan to further enhance the financing experience for consumers by integrating the qualification, lending, and borrowing processes within TrueCar+, leveraging capabilities gained through our acquisition of Digital Motors. We also plan to launch an advanced "Shop by Payment" capability so consumers will be able to explore financing, see potential lending options without impacting their credit, and filter inventory to see only the vehicles that are within their budget. Finally, we plan to enable additional documentation necessary to complete a sale online, through TrueCar+.

TrueCar Q2 2022 | Stockholder letter 7

TrueCar Military DrivenToDrive

This May, TrueCar awarded a new vehicle to a Gold Star Family member through its DrivenToDrive program, in partnership with wear blue: run to remember and AutoNation. Elisabeth Nylander, whose father, Air Force Captain Nathan Nylander, died in battle in Afghanistan, was presented with a new Chevrolet Equinox at a wear blue event in Washington, D.C. to honor her father's sacrifice, Elisabeth's strong dedication to serve other Gold Star families as part of her volunteer work, and to support the Nylander family. This marks the seventh vehicle awarded through the DrivenToDrive program. Further, ACERTUS, an omnichannel automotive logistics platform that shares TrueCar's commitment to supporting American military veterans, delivered the vehicle from Washington D.C. to Florida.

A recent college graduate, Elisabeth, 20, is committed to her community and to supporting military service members through an internship at TAPS (Tragedy Assistance Program for Survivors) while also actively volunteering with wear blue. Elisabeth will begin a master's program this fall in forensic and legal psychology. She plans to focus her studies on investigations to achieve her career goal of working with the federal government to help bring closure to people who have lost loved ones like she has. TrueCar's DrivenToDrive initiative was started in 2016, inspired by Army Ranger and DrivenToDrive ambassador, Cory Remsburg, who was severely injured while serving in Afghanistan. For more information about DrivenToDrive, visit https://www.truecar.com/driventodrive.


Elisabeth Nylander


TrueCar

DRIVEN TO DRIVE

2022 DriventoDrive vehicle recipient,
Elisabeth Nylander, the Gold Star daughter of Air Force Captain and fallen hero Nathan Nylander, who lost his life in Kabul in 2011.

TrueCar **Q2 2022** | Stockholder letter 8

Q2 2022 | Stockholder letter 9 Market Environment The broader environment remains challenging. Rising interest rates and the expectation for future rate hikes by the Federal Reserve are starting to have their intended impact on the U.S. economy. Domestically, consumers are concerned about inflation and while employment remains strong, concerns about an economic slowdown stemming from tighter monetary policy may also be weighing on consumer confidence. Additionally, the supply side imbalances seen across the automotive industry are still largely intact. We expect the availability of microchips for the auto end market to remain constrained throughout 2022 and possibly longer, limiting the ability of manufacturers (OEMs) to increase new vehicle production back to pre-pandemic levels. As a result, we expect vehicle production constraints to persist over the remainder of 2022. Vehicle sales trends. New vehicle seasonally adjusted annual rate (SAAR) reached 14.5 million units in April, but remained below this level in the two subsequent months, with May at 12.8 million units and June at approximately 13.0 million, below 15.5 million units seen in June of 2021. For the second quarter, vehicle SAAR averaged 13.4 million units, down from the 14.1 million units pace seen in Q1 and 16.9 million pace seen in the prior year’s Q2. Source: U.S. Bureau of Economic Analysis

New vehicle listings. Inventory at dealers, as measured by average monthly new vehicle listings across the industry, remained in a tight range during the second quarter, at approximately 1.14 million, with May marking the year-to-date peak of nearly 1.15 million listings.

Auto dealer inventories remained at less than one-month's supply, according to our analysis, impacted mainly by shortages among the Asian auto brands while domestic brands had better availability. We continue to expect limited near-term improvement in dealer inventories due to only minor improvements expected in new vehicle production and due to overhang from pre-sold units.



Average Monthly
Industry New Vehicle Listings
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
2,737,331
1,375,436
1,061,051
1,140,905
M-20
J-20
J-20
A-20
S-20
O-20
N-20
D-20
J-21
F-21
M-21
A-21
M-21
J-21
J-21
A-21
S-21
O-21
N-21
D-21
J-22
F-22
M-22
A-22
M-22
J-22

Source: MarketCheck (as of July 18, 2022)

OEMs. OEMs marketing remains muted in the current environment. Based on our review, incentives were down almost 60% in Q2 across the industry, when compared to the year ago second quarter. Additionally, the majority of new vehicles continue to sell above their Manufacturer's Suggested Retail Price (MSRP) at about 66% in Q2 as compared to approximately 64% seen in Q1 and Q4.

TrueCar Q2 2022 | Stockholder letter 10

Q2 2022 | Stockholder letter 11 Pricing. During Q2, the average new vehicle list price increased by 4.3% as compared to Q1 to $47.3K while the average used vehicle list price decreased 1.4% to $33K, based on our analysis. The average new vehicle list price in Q2 was up 21.7% compared to the prior year, while the average used vehicle list price increased 16%. Consumers continue to see inflation for housing, gasoline and food prices on top of elevated prices for their new or used vehicle purchase. Consumer Price Index (CPI) for new vehicles was up 11.4% on a year over year basis in June 2022, while the CPI for used cars and trucks was 7.1% above year ago levels. Although the CPI for used vehicles softened in March and April, it picked back up in May and was at its peak once again in June. Source: U.S. Bureau of Labor Statistics Based on our review, the average interest rate on new auto loans has been trending higher from approximately 4.7% in March to 5.3% in June, while the average interest rate for used auto loans has risen from 8.0% to 8.3% over the same period. In some cases, consumers are opting for longer loan terms to help offset increases in the annual percentage rate. We expect vehicle affordability to remain an issue for consumers given limited vehicle availability, elevated pricing and rising interest rates. We are seeing continued pressure on close rates and reported units from the combination of low vehicle inventories and elevated prices, and since we do not expect meaningful improvements in either over the remainder of 2022, we expect our close rates to remain under pressure during the second half of this year.

Q2 2022 | Stockholder letter 12 Second Quarter 2022 Financial Highlights Revenue: $42.3 million, down 35.7% year over year and 2.9% sequentially, due primarily to lower close rates as a result of limited dealer inventories and significantly higher prices for vehicles, a combination that stems mainly from ongoing disruptions seen across the global automotive supply chain, including the continuing semiconductor shortage and increasing interest rates. Net Loss: $(11.0) million, as compared to $(7.3) million in the second quarter of 2021 and $(12.4) million in the first quarter of 2022. Adjusted EBITDA(1): $(5.0) million, as compared to $4.7 million in the second quarter of 2021 and $(6.3) million in the first quarter of 2022. Financial Flexibility: Our balance sheet remained strong with cash and equivalents of approximately $199.7 million as of June 30, 2022 and no debt. (1) Refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented to the most directly comparable GAAP measures located at the end of this letter. (2) Average Monthly Unique Visitors Second Quarter 2022 Metrics Revenue $42.3 million vs. $65.8 million in Q2 2021 Traffic(2) 7.2 million vs. 9.6 million in Q2 2021 Net Loss ($11.0) million vs. ($7.3) million in Q2 2021 Dealers 12,086 vs. 13,159 in Q2 2021 Adj. EBITDA(1) ($5.0) million vs. $4.7 million in Q2 2021 Units 90k vs. 195k in Q2 2021 Cash & Equivalents $199.7 million vs. $267.1 million in Q2 2021 Monetization $467/unit vs. $336/unit in Q2 2021

Q2 2022 | Stockholder letter 13 Q2 2022 Financial Discussion Revenue Revenue of $42.3 million declined 35.7% year over year and 2.9% sequentially. The year over year and sequential revenue declines were mainly due to pressure on our close rates brought on by high vehicle prices and limited new vehicle inventories across dealers, which resulted in lower dealer revenue. Pay-per-sale transaction revenue accounted for approximately 19.8% of dealer revenue during the second quarter as compared to 29.4% in the second quarter of 2021 and 20.6% in the first quarter. This decline was partially offset by increased independent dealer revenue, which grew 1.7% year-over-year and 3.0% sequentially, reflecting strong demand and wider availability for used vehicles. OEM incentive and other revenue ended the quarter at $1.4 million and $0.2 million, respectively, with OEM incentive revenue down from the $2.8 million reported in the year-ago second quarter, as marketing and incentive spend by OEMs remained low. Sequentially, OEM incentive revenue was up $0.4 million from the $1.0 million reported for the first quarter of 2022. Second Quarter Metrics Dealer count at the end of the second quarter was 12,086, comprising 7,908 franchise dealers and 4,178 independent dealers. Independent dealer count increased 17.9% year- over-year and 1.8% sequentially while franchise dealer count declined by 17.7% year-over-year and 4.7% sequentially. This divergence between franchise and independent dealers is representative of new vs. used vehicle availability in the current market. We continue to anticipate some fluctuation in our dealer count due to limited dealer activations in the current environment where strong vehicle demand is often met with limited stock and elevated pricing. We also continue to expect dealers to limit marketing spend as they look to fill out their inventories and manage expenses.

Q2 2022 | Stockholder letter 14 Total second-quarter units were 90K as compared to 195K during the same quarter last year and 92K in the first quarter of 2022. Total units declined by 53.7% year over year with new units experiencing a greater relative decline. Consistent with demand trends and the greater constraints seen in the availability of new vehicles, used vehicles as a percentage of total units increased to 49.8% compared to 48.0% in the first quarter of 2022, and 38.1% in the second quarter of last year.

Q2 2022 | Stockholder letter 15 Monetization increased to $467 from $336 during the second quarter of 2021, and was approximately 1.3% below $473 in the first quarter of 2022. The driver of this year-over-year increase was primarily due to the increase in used car demand, which resulted in a higher mix of used cars that provide higher monetization than new cars, as well as improved franchise and independent dealer subscription monetization, which was spurred by the tendency for subscription monetization to lag a downturn in units. Consumer traffic averaged 7.2 million monthly unique visitors, a decline from 9.6 million seen during the second quarter of 2021 and relatively flat compared to the 7.3 million seen during the first quarter of 2022, which was driven in part by our decision to dial back on marketing in response to low vehicle inventory in the market. Expense and Margin (Reconciliations of non-GAAP metrics used in this letter to their nearest GAAP equivalents are provided at the end of this letter). Second-quarter gross profit, defined as revenues less cost of revenue, was $38.5 million with a gross margin of 91.0%, up 2.6% when compared to the first quarter of 2022. The increase in gross margin was a result of lower data and licensing costs. Technology and development expenses were $11.4 million on a GAAP basis and $10.3 million on a non-GAAP basis in the second quarter of 2022, up 5.6% and 7.3% year-over-year, respectively. Sequentially, technology and development expenses increased 11.0% and 10.3% on a GAAP and non- GAAP basis, respectively. These increases were primarily driven by higher headcount costs as we continue to invest in TrueCar+, the expansion of our product portfolio, and the enhancement of our existing core offering. General and administrative expenses were $10.9 million on a GAAP basis and $8.1 million on a non-GAAP basis in the second quarter, down 21.1% and 17.4% year-over-year, respectively. The year over year decline was primarily due *Figures presented above are non-GAAP

Q2 2022 | Stockholder letter 16 to lower facilities related expenses that resulted from the reduction of our physical footprint. Sequentially, general and administrative expenses decreased 6.7% and 16.6% on a GAAP and non-GAAP basis, respectively. This was primarily a result of the aforementioned lower facilities expense. On a GAAP basis, the decrease was offset by an increase in stock-based compensation expense. Sales and marketing, our largest expense category, was $26.3 million on a GAAP basis and $25.1 million on a non-GAAP basis in the second quarter of 2022, down 29.8% and 30.2% year-over-year, respectively. Sequentially, sales and marketing expenses were down 2.8% and 3.1% on a GAAP and non-GAAP basis, respectively. The year-over-year and sequential decreases are reflective of our continued efforts to manage our sales and marketing expenses in response to the macro-economic trends and automobile inventory shortages. Within sales and marketing expense, TrueCar.com acquisition expense was $5.7 million, down 58.2% from $13.5 million in the year-ago second quarter and up 10.0% from $5.1 million in the prior quarter. Cost per sale for TrueCar.com units was $149, up 15.0% year-over-year and 13.5% sequentially. Partner marketing spend was $8.4 million in the second quarter, down 27.9% year over year and 6.4% on a sequential basis. Finally, headcount, excluding stock-based compensation, and other marketing expenses were $11.1 million, up 2.3% year-over-year and down 6.4% sequentially. The year-over-year increase was primarily driven by higher travel expenses associated with our Florida rollout of TrueCar+. The sequential decrease of 6.4% was primarily due to lower headcount costs as well as costs associated with a large annual industry trade show held in the first quarter. In summary, amid challenging market conditions that persisted during the second quarter, we continued to manage our business prudently, by scaling back our sales and marketing spending while continuing to invest in strategic initiatives to position us to benefit when market conditions improve. Balance sheet We ended the second quarter with approximately $199.7 million in cash and equivalents, as compared to $234.8 million at the end of the first quarter of 2022 and $267.1 million at the end of the second quarter of 2021. We continue to have no debt. During the quarter, we used approximately $13.6 million to repurchase shares of our common stock under our existing share repurchase plan. The ending cash and equivalents balance is inclusive of the purchase of Digital Motors, before future earnout payments; additional details regarding this purchase will be available in our upcoming quarterly filing on Form 10-Q for the second quarter.

Q2 2022 | Stockholder letter 17 Outlook: There remains considerable uncertainty across the automotive industry due to global supply chain issues and the continuing automobile microchip shortages, particularly for new vehicles. Vehicle inventories have remained at low levels as compared to historical levels while pricing remains well above average. We expect new vehicle supply constraints and low dealer inventories to persist throughout 2022. Aside from this, we see the potential for consumer demand to weaken due to elevated vehicle prices and the potential for higher financing costs as the Federal Reserve raises interest rates. The combination of these and other factors likely means that our close rates and reported units will remain under pressure during the balance of 2022 and may lag should future improvements in automobile market dynamics occur. Due to these factors, we are not providing quarterly guidance. However, we plan to continue to invest in TrueCar+ and other strategic initiatives that, we believe, will position us for future growth and increased monetization. We continue to expect Adjusted EBITDA to be negative during 2022 with the second half of the year showing a greater impact from contemplated investments in marketing, technology, and other support for TrueCar+ as we expand beyond Florida.

Q2 2022 | Stockholder letter 18 Live Call and Webcast Details TrueCar’s management will host a call to discuss second quarter financial results on Wednesday, August 3, 2022 at 9:00 a.m. Eastern Time. A live webcast of the call can be accessed from the Investor Relations section of our website and by using this link. Investors and analysts can also participate in the call by dialing 1-877-870-4263 (domestic) or 1-412-317-0790 (international). An archived replay of the call will be available upon completion on the Investor Relations section of our website at ir.truecar.com. TrueCar has used and intends to continue to use its Investor Relations website (ir.truecar.com), LinkedIn (https://www.linkedin.com/company/truecar-inc-), Twitter (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. About TrueCar TrueCar is a leading automotive digital marketplace that lets auto buyers and sellers connect to our nationwide network of Certified Dealers. With access to an expansive inventory provided by our Certified Dealers, we are building the industry’s most personalized and efficient auto shopping experience as we seek to bring more of the process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new, used and Certified Pre-Owned vehicles. When they are ready, shoppers in TrueCar’s marketplace can connect with a Certified Dealer in our network, who shares our belief that truth, transparency and fairness are the foundation of a great auto shopping experience. As part of our marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including AARP, Sam’s Club, Navy Federal Credit Union and American Express. Investor relations: Zaineb Bokhari VP, Investor Relations investors@truecar.com Media: TrueCar media line: +1-844-469-8442 (US toll-free) pr@truecar.com

Q2 2022 | Stockholder letter 19 Forward-Looking Statements This document contains forward-looking statements. All statements contained herein other than statements of historical fact are forward-looking statements, including statements regarding our expected Adjusted EBITDA, expansion plans and progress for TrueCar+, our Sell Your Car experience solution, future growth and monetization opportunities, close rates, unit volumes and our dealer marketing spend, the successful integration of Digital Motors, our investments in product, technology, and marketing and brand awareness, our activity with respect to future mergers and acquisitions and the macro environment, including automobile inventory levels, supply chain and other production constraints including ongoing microchip shortages, consumer demand, interest rates, inflationary rates and industry sales. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 to be filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and except as required by law; management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates. Use of Non-GAAP Financial Measures This document includes the Non-GAAP financial measure we refer to as Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) adjusted to exclude interest income, depreciation and amortization, stock-based compensation, gain (loss) from equity method investment, changes in the fair value of contingent consideration, other income, lease exit costs, impairment of ROU assets, transaction costs, and income taxes. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. We use Adjusted EBITDA as an operating performance measure because it is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the excluded items noted above. In addition, we believe that

Q2 2022 | Stockholder letter 20 Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect the receipt of interest or the payment of income taxes; • Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments; • Adjusted EBITDA does not reflect the lease exit costs associated with subleasing; • Adjusted EBITDA does not consider the dilutive impact of shares issued or to be issued in connection with stock-based compensation; and • other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items.

Q2 2022 | Stockholder letter 21 Financial statements and non-GAAP financial measures

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Q2 2022 | Stockholder letter 24

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